KINETICS MUTUAL FUNDS
AMENDMENT TO THE AMENDED
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of this   15th   day of  December     , 2005, to the Transfer Agent Servicing Agreement, dated January 1, 2002, and the Amendments to the amended and restated Transfer Agent Servicing Agreement, dated March 7, 2002 and July 24, 2002, (collectively the "Agreement"), is entered into by and between Kinetics Mutual Funds, Inc., a Maryland corporation (the “Corporation”), Kinetics Portfolios Trust, a Delaware business trust (the “Portfolio”), and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement; and

WHEREAS, the parties desire to extend said Agreement to The Market Opportunities Fund; and

WHEREAS, the Agreement allows for amendment by a written instrument executed by the parties;

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superceded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

KINETICS MUTUAL FUNDS, INC.         U.S. BANCORP FUND SERVICES, LLC

By: /s/ Leonid Polyakov	By: /s/ Joe D. Redwine

Name: Leonid Polyakov	Name: Joe D. Redwine

Title: Treasurer	Title: President

KINETICS PORTFOLIOS TRUST

By:  /s/ Leonid Polyakov

Name:  Leonid Polyakov

Title:    Treasurer

Transfer Agent and Shareholder Servicing
Annual Fee Schedule

Exhibit A

Separate Series of Kinetics Mutual Funds, Inc.

Name of Series
The Internet Fund
The Internet Fund - Advisor Class A
The Internet Emerging Growth Fund
The Paradigm Fund
The Paradigm Fund - Advisor Class A
The Paradigm Class - Advisor Class C
The Paradigm Fund - Institutional Class
The Medical Fund
The Medical Fund - Advisor Class A
The Small Cap Opportunities Fund
The Small Cap Opportunities Fund - Advisor Class A
The Small Cap Opportunities Fund - Institutional Class
The Kinetics Government Money Market Fund
The Market Opportunities Fund
The Market Opportunities Fund - Advisor Class A.

Annual Fee
$14.00 per shareholder account - no-load fund
$14.00 per shareholder account - load fund
$14.00 per shareholder account - money market fund
$11.00 per Level 3 NSCC account
$1.50 per closed account
Plus .5 basis point charge
Minimum annual fee of $5,000 per class

Extraordinary Services
New Fund Programming
Fund Group Setup $2,000 per fund group
Fund Addition to Existing Group $1,000 per fund
Additional Classes of Existing Fund $1,000 per class

Plus Out-of-Pocket Expenses, including but not limited to:
Telephone - tollfree lines Retention of records
Postage Microfilm/fiche of records
Programming Special reports
Stationery/envelopes ACH fees
Mailing NSCC charges
Insurance All other out-of-pocket expenses
Proxies

ACH Shareholder Services
$125.00 per month per fund group
$ .50 per account setup and/or change
$ .50 per item for AIP purchases
$ .50 per item for EFT payments and purchases
$5.00 per correction, reversal, return item

File Transfer - $160/month and $.01/record

Service Charges to Investors
Qualified Plan Fees (Billed to Investors)
Annual maintenance fee per account $ 12.50 / acct. (Cap at $25.00 per SSN)
Education IRA $ 5.00 / acct. (Cap at $25.00 / per SSN)
Transfer to successor trustee $ 15.00 / trans.
Distribution to participant $ 15.00 / trans. (Exclusive of SWP)
Refund of excess contribution $ 15.00 / trans.

Additional Shareholder Fees (Billed to Investors)
Any outgoing wire transfer $15.00 / wire
Telephone exchange $ 5.00 / exch.
Return check fee $25.00 / item
Stop payment $20.00 / stop
Additional Programming $150 / hour
(Liquidation, dividend, draft check)
Research fee $ 5.00 / item
(For requested items of the second calendar year [or previous] to the request)(Cap at $25.00)

Fees and out-of-pocket expenses are billed to the fund monthly.

Updated: December 9, 2005